CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

Exhibit 5.2

23 August 2021

Matter No.: 369988

+1 441 294 5929

sophia.greaves@conyers.com

Textainer Group Holdings Limited

16 Par-la-Ville Road

Hamilton, HM 08

Bermuda

Dear Sirs

Re: Textainer Group Holdings Limited (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form F-3 (Registration No. 333-255254) filed with the U.S. Securities and Exchange Commission (the “Commission”) on 6 April 2021 and the prospectus filed with the Commission on 6 April, 2021 as supplemented by a preliminary prospectus supplement filed with the Commission on 16 August 2021 and a final prospectus supplement filed with the Commission on 16 August 2021 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of (i) an aggregate of US$150,000,000 Series B Cumulative Redeemable Perpetual Preference Shares par value US$0.01 each being offered by the Company (the “Preference Shares”) and (ii) depositary shares each representing a 1/1,000th interest in a Preference Share (the “Depositary Shares”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed:

1.1.	copies of the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 23 August 2021;

1.2.	the certificate of designation dated 23 August 2021 relating to the Preference Shares (the “Certificate of Designation”).

1.3.

copies of written resolutions of its directors dated 9 August 2021 and 31 March 2021, an extract of the minutes of a meeting of its members held on 4 September 2007 certified by the Secretary of the Company on 23 August 2021 and written resolutions of the pricing committee held on 16 August 2021 (together, the “Resolutions”);

1.4.	the notice to the public issued by the Bermuda Monetary Authority dated 1 June 2005 (the “Consent”); and

1.5.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.

the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.

that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.

that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

2.6.	at the time of issuance of the Preference Shares, the Bermuda Monetary Authority will not have revoked or amended its Consent;

2.1.

that the Company will have sufficient authorised and unissued share capital to effect the conversion of Preference Shares into common shares (or any other shares) of the Company pursuant to the Certificate of Designation;

2.2.	that the issue of the Preference Shares will be in compliance with the Series B Preference Share Limitations as defined in the Resolutions; and

2.3.	that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.

3.2.	This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

3.3.

This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Preference Shares by the Company and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.

The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act 1981, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

4.2.

When issued and paid for as contemplated by the Registration Statement, the Preference Shares, including those underlying Depositary Shares, will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited